Exhibit 20

SERVICER’S CERTIFICATE

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-5 Owner Trust

8/1/2004 through 8/31/2004

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,043,550,894.52
(B) Total Securities Balance	$1,043,550,894.52
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$234,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	22.42%
(iii) Class A-1 Notes Rate	1.14000%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$250,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	23.96%
(iii) Class A-2 Notes Rate	1.570%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$305,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	29.23%
(iii) Class A-3 Notes Rate	2.300%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$225,853,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	21.64%
(iii) Class A-4 Notes Rate	2.960%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$28,697,894.52
(ii) Certificates Percentage (G(i)/B)	2.75%
(iii) Certificates Rate	2.960%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	4.34%
(ii) Weighted Average Original Maturity (WAOM)	58.62 months
(iii) Weighted Average Remaining Maturity (WAM)	53.33 months
(iv) Number of Receivables	58,492
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$5,217,754.47
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$7,826,631.71
(K) Yield Supplement Account Deposit	$6,003,156.34

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$824,701,875.12
(B) Total Securities Balance	$824,701,875.12
(C) Cumulative Note and Certificate Pool Factor	0.7902843
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$15,150,980.60
(ii) Class A-1 Notes Pool Factor	0.0647478
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$250,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$305,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$225,853,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$28,697,894.52
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$7,826,631.71
(ii) Yield Supplement Account	$4,175,419.16
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$277,362.24
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	4.28%
(ii) Weighted Average Remaining Maturity (WAM)	45.37 months
(iii) Number of Receivables	53,845
(L) Note and Certificate Principal Distribution Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-5 Owner Trust

8/1/2004 through 8/31/2004

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$0.00
(ii) Prepayments in Full					$0.00
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Collections					$0.00
(C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))					$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections					$17,581,279.68
(ii) Prepayments in Full					$8,754,953.55
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$2,578,285.78
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$0.00
(ii) Current Advance Amount					$0.00
(G) Interest Advance for simple Interest - Net					$107,940.70
(H) Payahead Account
(i) Payments Applied					$0.00
(ii) Additional Payaheads					$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					4.26%
(ii) Weighted Average Remaining Maturity (WAM)					44.44 months
(iii) Remaining Number of Receivables					53,136
	# Units		Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	960	1.81%	$13,771,686.45	1.73%
(ii) 61-90 Days Delinquent	257	0.48%	$3,796,202.92	0.48%
(ii) 91 Days or More Delinquent	38	0.07%	$521,427.79	0.07%
(K) Vehicles Repossessed During Collection Period	20	0.04%	$301,042.27	0.04%
(L) Total Repossessed Vehicles in Inventory	33	0.06%	$514,271.84	0.06%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$9,622.41
(C) Yield Supplement Account Investment Income					$5,269.94
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					537,988.00
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					791,322.53
(ii) Liquidation Proceeds					227,773.86
(ii) Recoveries from Prior Month Charge Offs					25,560.67
(G) Days in Accrual Period					33
(H) Deal age					9

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS

(A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)					$2,686,226.48

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$26,336,233.23
(B) Liquidation Proceeds (IV(F(i)))					227,773.86
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					25,560.67

(E) Total Principal Collections (A+B+C+D)					$26,589,567.76

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$29,275,794.24

VIII. YIELD SUPPLEMENT DEPOSIT					$201,657.59

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$29,477,451.83

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$687,251.56
(ii) Servicing Fee Paid					687,251.56

(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$9,622.41
(C) Yield Supplement Account Investment Income (IV(C))					$5,269.94
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$15,832.77
(b) Class A-1 Notes Interest Paid					15,832.77

(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$327,083.33
(b) Class A-2 Notes Interest Paid					327,083.33

(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$584,583.33
(b) Class A-3 Notes Interest Paid					584,583.33

(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-5 Owner Trust

8/1/2004 through 8/31/2004

(a) Class A-4 Notes Interest Due		$557,104.07
(b) Class A-4 Notes Interest Paid		557,104.07

(c) Class A-4 Notes Interest Shortfall		$0.00
(v) Total Note Interest
(a) Total Note Interest Due		$1,484,603.50
(b) Total Note Interest Paid		1,484,603.50

(c) Total Note Interest Shortfall		$0.00
(d) Reserve Account Withdrawal for Note Interest		$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))		$27,305,596.77
(B) Principal
(i) Noteholders’ Principal Distribution Amounts		$27,127,555.76
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due		$15,150,980.60
(b) Class A-1 Notes Principal Paid		15,150,980.60

(c) Class A-1 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due		$11,976,575.16
(b) Class A-2 Notes Principal Paid		11,976,575.16

(c) Class A-2 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due		$0.00
(b) Class A-3 Notes Principal Paid		0.00

(c) Class A-3 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due		$0.00
(b) Class A-4 Notes Principal Paid		0.00

(c) Class A-4 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due		27,127,555.76
(b) Total Notes Principal Paid		27,127,555.76

(c) Total Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account		$178,041.01
Amount deposited into reserve account		0.00
Excess Amount Released from Reserve Account		0.00

Excess funds available to Certificateholders		178,041.01

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due		$70,788.14
(ii) Certificate Interest Shortfall Beginning Balance		$0.00

(iii) Total Certificate Interest Due		$70,788.14
(iv) Certificate Interest Paid		70,788.14

(v) Certificate Interest Shortfall Ending Balance		$0.00
(B) Principal
(i) Certificate Monthly Principal Due		$0.00
(ii) Certificate Principal Shortfall Beginning Balance		$0.00

(iii) Total Certificate Principal Due		$0.00
(iv) Certificate Principal Paid		0.00

(v) Certificate Principal Shortfall Ending Balance		$0.00
(C) Release to Seller		$107,252.87

DISTRIBUTIONS SUMMARY

(A) Total Collections		$29,477,451.83
(B) Service Fee		$687,251.56
(C) Trustee Fees		0.00
(D) Class A1 Amount		$15,166,813.37
(E) Class A2 Amount		$12,303,658.49
(F) Class A3 Amount		$584,583.33
(G) Class A4 Amount		$557,104.07
(H) Amount Deposited into Reserve Account		$0.00
(I) Certificateholders		$70,788.14
(J) Release to seller		$107,252.87
(K) Total amount distributed		$29,477,451.83
(L) Amount of Draw from Reserve Account		0.00
(M) Excess Amount Released from Reserve Account		0.00

PORTFOLIO AND SECURITY SUMMARY

	Beginning of Period	End of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$796,003,980.60	$768,876,424.84
(ii) Note Pool Factor	0.7843540	0.7576234
(iii) Class A-1 Notes Balance	15,150,980.60	0.00
(iv) Class A-1 Notes Pool Factor	0.0647478	0.0000000
(v) Class A-2 Notes Balance	250,000,000.00	238,023,424.84
(vi) Class A-2 Notes Pool Factor	1.0000000	0.9520937
(vii) Class A-3 Notes Balance	305,000,000.00	305,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000	1.0000000
(ix) Class A-4 Notes Balance	225,853,000.00	225,853,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2003-5 Owner Trust

8/1/2004 through 8/31/2004

(xi) Certificates Balance			28,697,894.52		28,697,894.52
(xii) Certificates Pool Factor			1.0000000		1.0000000
(xiii) Total Principal Balance of Notes and Certificates			824,701,875.12		797,574,319.36
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			4.28%		4.26%
(ii) Weighted Average Remaining Maturity (WAM)			45.37 months		44.44 months
(iii) Remaining Number of Receivables			53,845		53,136
(iv) Portfolio Receivable Balance			$824,701,875.12		$797,574,319.36
(C) Outstanding Advance Amount			$277,362.24		$385,302.94
(D) Outstanding Payahead Balance			$0.00		$0.00

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$7,826,631.71
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					7,826,631.71
(E) Reserve Account Required Amount					7,826,631.71
(F) Final Reserve Account Required Amount					7,826,631.71
(G) Excess Reserve Account Amount					0.00
(H) Release of Reserve Account Balance to Seller					0.00
(I) Ending Reserve Account Balance					7,826,631.71

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					4,175,419.16
(B) Investment Earnings					5,269.94
(C) Investment Earnings Withdraw					5,269.94
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					201,657.59
(F) Release of Yield Deposit Account Balance to Seller					0.00

(G) Ending Yield Supplement Account Balance					3,973,761.57

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$227,773.86
(ii) Recoveries on Previously Liquidated Contracts					25,560.67
(B) Aggregate Net Losses for Collection Period					537,988.00
(C) Net Loss Rate for Collection Period (annualized)					0.80%
(D) Cumulative Net Losses for all Periods					1,717,238.78

	# Units		Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	960	1.81%	$13,771,686.45	1.73%
(ii) 60-89 Days Delinquent	257	0.48%	$3,796,202.92	0.48%
(ii) 90 Days or More Delinquent	38	0.07%	$521,427.79	0.07%

	# Units		Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	20	0.04%	$301,042.27	0.04%
(B) Total Repossessed Vehicles in Inventory	33	0.06%	$514,271.84	0.06%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.34%
(ii) Preceding Collection Period					0.30%
(iii) Current Collection Period					0.80%
(iv) Three Month Average (Avg(i,ii,iii))					0.48%
(B) Ratio of Balance of Contracts Delinquent 61 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.34%
(ii) Preceding Collection Period					0.37%
(iii) Current Collection Period					0.62%
(iv) Three Month Average (Avg(i,ii,iii))					0.44%
(C) Loss and Delinquency Trigger Indicator				Trigger was not hit.

I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

Mr. John Weisickle
Vice President